UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 10, 2014

South Dakota Soybean Processors, LLC
(Exact name of registrant as specified in its charter)

South Dakota	000-50253	46-0462968
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Caspian Ave. PO Box 500 Volga, South Dakota		57071
(Address of principal executive offices)		(Zip Code)

(605) 627-9240
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On February 10, 2014, South Dakota Soybean Processors, LLC ("SDSP") concluded that a material error had been made to its consolidated financial statements for the year ended December 31, 2012 and the interim periods in 2012 and 2013. The material error was a result of SDSP not accruing as a liability the amount of the distribution to its members. The SDSP's Operating Agreement states that they shall distribute to its members, who held capital units at any point during the fiscal year, at least thirty percent (30%) of the net income unless such income is less than $500,000 or the distribution would cause SDSP to violate its loan covenants. Consequently, SDSP plans to restate its consolidated financial statements for the year ended December 31, 2012 in the Form 10-K for the year ended December 31, 2013 and its interim quarterly periods in its subsequent interim quarterly reports.
SDSP's executive officers concluded that its financial statements for the year ended December 31, 2012, as well as all interim periods in 2012 and 2013, should no longer be relied upon.
SDSP's executive officers have discussed the matters disclosed in this Item 4.02 Form 8-K with Eide Bailly LLP, its independent accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

Dated: February 14, 2014	/s/ Thomas Kersting
Thomas Kersting, Chief Executive Officer